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                                                                    EXHIBIT 99.1

              PREGEN-PLUS(TM) FOUR TIMES MORE SENSITIVE THAN FOBT
                     IN EXACT SCIENCES' MULTI-CENTER STUDY


Results presented at satellite symposium at American College of Gastroenterology meeting

MARLBOROUGH, MASS. - (OCTOBER 11, 2003) - EXACT Sciences Corporation (NASDAQ:EXAS) announced today that its multi-center study of PreGen-Plus(TM) versus the fecal occult blood test (FOBT) achieved its primary endpoint of superiority with high statistical significance (p less than 0.001). The data was presented at a satellite symposium at the American College of Gastroenterology 2003 Annual Conference. PreGen-Plus, EXACT Sciences' DNA-based stool test, was four times more sensitive than the most widely used fecal occult blood test (Hemoccult(R) II) for the detection of colon cancer in an average-risk, asymptomatic population. Data in the population studied indicated a point sensitivity for FOBT of 13 percent and a point sensitivity for PreGen-Plus of 52 percent. Additionally, in the earliest stage, which are the most curable cancers (Dukes' stages A and B), PreGen-Plus(TM) demonstrated a point sensitivity of 57 percent versus a point sensitivity for FOBT of 13 percent.

Data from the study also indicated that PreGen-Plus was substantially more sensitive than FOBT in detecting advanced adenomas exhibiting high-grade dysplasia/carcinoma in situ, the lesions believed to be the most likely to progress to invasive cancer. There was no difference in specificity between the two tests, with both tests exhibiting a specificity of approximately 95 percent in this study, which is within the expected range.

The version of PreGen-Plus employed in the study is the original, bead-based technology. The version of PreGen-Plus that is commercially available through Laboratory Corporation of America(R) Holdings incorporates several technology improvements, which the Company believes increase the performance characteristics of the assay. No additional data from the multi-center study will be provided prior to the publication of the complete data set in a peer-reviewed journal, which the Company plans to submit as soon as the data analysis is completed.

"This study of PreGen-Plus in an average-risk, asymptomatic population represents a significant achievement for EXACT Sciences, and for the patients and physicians who participated in the study," said Dr. Michael Ross, EXACT Sciences' Vice President of Clinical Affairs. "Given the outstanding performance of PreGen-Plus compared to FOBT in this study, it is clear that physicians now have a new non-invasive colorectal cancer screening option with superior sensitivity to aid in the early detection of colorectal cancer and the prevention of colorectal cancer mortality."

"We are delighted with the results of this study," stated Don Hardison, EXACT Sciences' President and CEO. "The clear superiority of PreGen-Plus versus FOBT in this study, in conjunction with the patient preference data we have gathered, establishes PreGen-Plus as the best non-invasive option available to physicians and their patients. We believe that the large body of clinical data on PreGen-Plus provides ample support both for the inclusion of PreGen-Plus in colorectal cancer screening guidelines and for payors to write positive reimbursement policy decisions on PreGen-Plus. We firmly believe that PreGen-Plus will become an important tool in the fight against colorectal cancer, with the ultimate result of reducing the mortality from this terrible disease."


CONFERENCE CALL INFORMATION

EXACT Sciences will host a conference call regarding the data presentation on Monday, October 13, 2003 at 9:00 a.m. EDT. A live Webcast of the conference call, as well as an archived version following the completion of the call, will be available at www.exactsciences.com by clicking on the Investor Relations link. The conference call and Webcast are open to all interested parties.


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Information for the call is as follows:


         Domestic callers:      877-809-1575
         International callers: 706-679-5918
         PIN#: 3234266


A replay of the conference call will be available for 48 hours beginning two hours after the live call ends. Information for the replay is as follows:


         Domestic callers:      800-642-1687
         International callers: 706-645-9291
         PIN #: 3234266




ABOUT EXACT SCIENCES CORPORATION
EXACT Sciences Corporation is a pioneer in applying genomics to solve large clinical needs. Its DNA-based assay, PreGen-Plus(TM), is intended for the early detection of colorectal cancer in the average-risk population. The Company also has developed PreGen-26(TM), intended to detect colorectal cancer in a high-risk group of patients. Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, however, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high. EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Marlborough, Mass. Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.







Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, EXACT Sciences' expectations concerning its future revenues and expenses, its business outlook and business momentum, its clinical trials, the commercial launch of its technologies, and the effectiveness and market acceptance of its technologies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences' control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, the inability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences' products and services; the failure to convince medical practitioners to order tests using EXACT Sciences' technologies; the lack of market acceptance of PreGen-26, PreGen-Plus, and other PreGen technologies to screen for colorectal cancer; the inability of EXACT Sciences to control its commercial partners' operations, performance or sales performance, including sales of products utilizing EXACT Sciences' technologies; the inability of EXACT Sciences' commercial partners to create a market for and sell products using EXACT Sciences' technologies; the loss of support of key scientific collaborators; the failure to comply with federal and state statutes and regulations relating to EXACT Sciences' products and services, including FDA requirements, and relating to the operation of EXACT Sciences' laboratory, including the Clinical Laboratory Improvement Amendments; competition; and the inability to protect EXACT Sciences' intellectual property and the cost of enforcing or defending EXACT Sciences in litigation relating to intellectual property rights. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by EXACT Sciences,


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see the disclosure contained in EXACT Sciences' public filings with the
Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent SEC filings.




CONTACT:
     Media:
     Fleishman-Hillard
     Peggy Kochenbach or Kate Jennings, 617/267-8223
     kochenbp@fleishman.com
     ----------------------
     jenningk@fleishman.com
     ----------------------
     or
     Investor Relations and Corporate Communications:
     EXACT Sciences
     Amy Hedison, 508/683-1252
     ahedison@exactsciences.com
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